STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DAVID PRICE

Job:C20090807-1709
August 7, 2009

Special Handling Instructions:
08/07/09 CT E-MAIL

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002384642-09		3	$2.00	$6.00
Copies - Certification of Document	00002384642-09		1	$30.00	$30.00
24-HR Copy Expedite	00002384642-09		1	$75.00	$75.00
Total					$111.00

Payments

Type	Description	Amount
Credit	701504|09080719100109	$111.00
Total		$111.00

Credit Balance: $0.00

Job Contents:
NV Corp Certified Copy Request Cover Letter(s): 1

DAVID PRICE

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 7, 2009

Job Number: C20090807-1709
Reference Number: 00002384642-09
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
C1420-1998-001	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Chris Thomann
Certificate Number: C20090807-1709
You may verify this certificate
online at **http://www.nvsos.gov/**

Receipt No. FY9800040658
PROFESSIONAL RECOVERY SYSTEMS,
01/22/1998 235.00
REC'D BY KR

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JAN 2 3 1998

No. C1420-98

Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
Professional Recovery Systems, Ltd.

Article I. The name of the Corporation is ***Professional Recovery Systems, Ltd.***

Article II. Its principal office in the State of Nevada is 774 Mays Blvd. #10, Incline Village NV 89451. The initial resident agent for services of process at that address is N&R Ltd. Group, Inc..

Article III. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the corporation shall be perpetual.

Article IV. The corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value *one mil* ($0.001) per share, and no other class or classes of stock, for a total capitalization of $50,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

Article V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.

Article VI. The name and address of the Incorporator of the corporation is WILLIAM STOCKER ATTORNEY AT LAW, 28202 Cabot Road, Suite 300, LAGUNA NIGUEL CA 92677. The affairs of the corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons. The Incorporator shall act as Sole Initial Director.

Article VII. The Capital Stock, after the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the corporation, and no stock issued, as paid up, shall ever be assessable or assessed.

Article VIII. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

I THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have set my hand hereunto this Day,

Dated:. Jan 20, 1998

WILLIAM STOCKER
ATTORNEY AT LAW
INCORPORATOR

State of California
County of Orange

SHARON BRADSHAW
Comm. # 1167887
NOTARY PUBLIC - CALIFORNIA
Orange County
My Comm. Expires Jan. 8, 2002

Subscribed to and sworn (or affirmed) to before me this 20th (Date) day of January (Month), 1998 (Year), by

Signature of Notary Public

OPTIONAL INFORMATION

STATE OF NEVADA

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JAN 23 1998
No. C1420-98
DEAN HELLER, SECRETARY OF STATE

Secretary of State

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF **Professional Recovery Systems, Ltd.**

N & R LIMITED GROUP, INC. a Nevada Corporation of the address in the County of Washoe at 774 Mays Blvd. #10, Incline Village NV 89451, does hereby accept appointment as Resident Agent for the above-named Corporation, all in accordance with NRS 78.090 andor applicable provisions of law.

FURTHERMORE, the principal office in this State is located in the County of Washoe at

774 Mays Blvd. #10
Incline Village NV 89451

IN WITNESS WHEREOF, I, have hereunto set my hand this day: January 20, 1998

N & R Limited Group, Inc.

by

Richard C. Mason
RICHARD C. MASON
President